UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 29, 2014, we entered into a convertible loan agreement with Nine Investments Limited, a Hong Kong company (the “Lender”), pursuant to which the Lender loaned us €1,085,000 (US$1,495,000) which we will transfer to our Belgium subsidiary to fund a research project to develop new medical technologies and cell therapies for the treatment of diabetes. Interest is calculated at 8% semi-annually and is payable, along with the principal on or before December 31, 2014 subject to acceleration for specific events including:

  if a grant of money to Orgenesis SPRL is not approved by DEPARTEMENT DE LA GESTION FINANCIERE DIRECTION DE L'ANALYSE FINANCIERE (“DGO6”) within 90 days after the loan proceeds are advanced; and
  if we raise, in the aggregate, gross proceeds of more than US$400,000 between the date of the loan and the maturity date, but only to the extent of gross proceeds so raised that are in excess of US$400,000.

The Lender may provide us with written notice to convert all or part of the loan into shares of our common stock at a deemed price of $0.40 per share of common stock.

As consideration for the loan, we agreed to issue 500,000 shares of common stock to the Lender.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K. Our company issued the bonus shares to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Convertible Loan Agreement dated May 29, 2014 with Nine Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Joseph Tenne
Joseph Tenne
Chief Financial Officer, Secretary and Treasurer

May 30, 2014